UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2019

MobileIron, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36471	26-0866846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MobileIron, Inc.

401 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 919-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Current Report on Form 8-K is being filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the adoption and commencement of certain material compensatory plans, contracts or arrangements between MobileIron, Inc. (the “Company” or “we,” “us” or “our”) and Simon Biddiscombe, our Chief Executive Officer, Scott Hill, our Chief Financial Officer, and Gregory Randolph, our Senior Vice President of Worldwide Sales, who are named executive officers of the Company for purposes of this Current Report on Form 8-K.

On January 24, 2019, upon the recommendation of our Compensation Committee of the Board of Directors of the Company (the “Committee”), our Board of Directors approved the following changes in compensation for Mr. Biddiscombe:

Mr. Biddiscombe received an increase in base salary from $485,000 to $500,000, effective as of February 1, 2019 and an RSU grant of 500,000 shares, which is effective as of January 24, 2019 and vests ratably on a quarterly basis over four years, subject to his continued service. His target performance bonus for 2019 is be $500,000.

Additionally, on January 24, 2019, the Committee approved the following changes in compensation for Messrs. Hill and Randolph:

Mr. Hill received an increase in base salary from $365,000 to $375,000, effective as of February 1, 2019 and an RSU grant of 200,000 shares, which is effective as of January 24, 2019 and vests ratably on a quarterly basis over four years, subject to his continued service. His target performance bonus for 2019 is be $225,000.

Mr. Randolph received an increase in base salary from $375,000 to $385,000, effective as of February 1, 2019 and an RSU grant of 180,000 shares, which is effective as of January 24, 2019 and vests ratably on a quarterly basis over four years, subject to his continued service. His target performance bonus for 2019 is be $385,000 and will be made pursuant to a previously approved sales commission bonus plan.

The target performance bonuses were approved based on the Committee’s assessment of each individual’s position, as well as compensation for competitive positions at companies in peer group established annually by the Committee. The equity awards were approved pursuant to and in accordance with the terms and conditions of the Company’s Amended and Restated 2014 Equity Incentive Plan and the Company’s current form of Restricted Stock Unit Award Agreement, as previously filed with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MobileIron, Inc.
Dated: January 29, 2019

	By:	/s/ Simon Biddiscombe
Simon Biddiscombe
Chief Executive Officer

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